Calculation of Filing Fee Tables
S-1
CDT Equity Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Other	Common Stock, par value $0.0001 per share	Other	16,825,644	$ 0.79	$ 13,292,258.76	0.0001381	$ 1,835.66
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 13,292,258.76		$ 1,835.66
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 1,835.66
Offering Note
[1]	The registration statement registers the resale by the selling stockholders named therein of an aggregate of 16,825,644 shares of common stock of CDT Equity Inc., par value $0.0001 per share (the "Common Stock"), consisting of: (i) 365,750 shares of Common Stock issuable upon the exercise of common stock purchase warrants issued to J.J. Astor & Co., (ii) 3,523,125 shares of Common Stock issuable pursuant to the senior secured convertible promissory note dated June 11, 2026, as amended and restated on July 31, 2026 and August 3, 2026, in $2,536,650 aggregate principal amount and an additional $541,620 senior secured convertible promissory note issued to the Lender on August 31, 2026 (collectively, the "Notes"), (iii) 32,110 shares of Common Stock issued to EX-ANIMO Ltd. on July 24, 2026, (iv) 25,000 shares of Common Stock issued to Maxim Partners LLC on July 30, 2026, (v) 31,373 shares of Common Stock issued to Ian Burton on July 30, 2026, (vi) 12,131,122 shares of Common Stock to shareholders of Sarborg Limited ("Sarborg") on August 28, 2026, (vii) 33,582 shares of Common Stock issued to NJS Foresight Bio-Advisory LLC on July 31, 2026, (viii) 33,582 shares of Common Stock issued to Thesprogen, PC on July 31, 2026, and (ix) 650,000 shares of Common Stock to Sarborg pursuant to Amendment No. 1, dated August 31, 2026, to the Securities Purchase Agreement, dated February 19, 2026. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), there is also being registered hereby such indeterminate number of additional common shares as may be issued or issuable because of stock splits, stock dividends, stock distributions, and similar transactions. Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act based on a per share price of $0.79, calculated based on the average of the high and low reported prices of the registrant's common stock on The Nasdaq Global Market on September 3, 2026, which date is within five business days prior to the filing of this Registration Statement.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date